Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Carrier Global Corporation of our report dated February 7, 2020 relating to the financial statements and financial statement schedule of Carrier Global Corporation, which appears in this Registration Statement. We also consent to the reference to us as experts under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
November 2, 2020